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                                                                 Exhibit 10.15

                            AGREEMENT AND RELEASE

         This Agreement and Release is made by and between Jacques Bouvard ("You") and Giga Information Group, Inc. ("Giga") or the ("Company"). In consideration of the mutual obligations and promises contained herein, you and Giga agree as follows:

1. Consideration: The terms regarding your mutually agreeable separation from the Company, including: (1) continuation as an employee and of salary at an annualized rate of $125,000 (excluding bonus except as set forth below), welfare benefits, electronic mail, Giga Web access, and voice mail (but excluding other benefits not specified in this Agreement) through March 15, 1998, in connection with which you agree to report on a daily basis to the Company's offices as requested by the Company through October 15, 1997, but excluding approved vacation for the period October 3, 1997 through October 9, 1997; (2) an annualized bonus of up to $45,000 as determined by the Company, which shall in no event be less than $30,000 and shall be payable on or before February 15, 1998; and (3) use of a MCI phone card on which you may incur total charges of up to a maximum amount of $1,000 (you agree to pay any charges in excess of that amount ) through March 15, 1998 or until the maximum amount is reached, are offered to you in consideration of your execution of this Agreement and Release. In addition, the Company shall not exercise its right to repurchase any Shares of the Company's stock acquired under the Company's 1996 Stock Option Plan (the "Plan") as set forth in Section 7(a) of the Plan.

2. Stock Options: Your rights to exercise any vested options under the Company's 1996 Stock Option Plan (the "Plan") will be determined by the applicable provisions of that Plan. The Company acknowledges that as of your last day of employment, March 15, 1998, you shall be vested with the option to purchase 20,000 shares of stock pursuant to the Plan.

3. Release of Claims: In consideration of Giga's payments and undertakings contained in this Agreement and Release and except for any vested interest in the Company's 401(k) Savings and Retirement Plan, and 1995 Stock Option Plan, you hereby release and forever discharge, and covenant not to sue or commence proceedings against, Giga, its subsidiaries or affiliates and their respective officers, directors, employees, agents, successors and assigns ("Releasees"), from and with respect to any and all claims, debts, demands, damages, actions and causes of action of any kind whatsoever, based on facts or circumstances of which you have present knowledge, which you now have, ever had, or



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         may in the future have, against such Releasees, arising to the date  of this Agreement and Release, including, without limitation, those arising out of or in any manner relating to your employment by Giga or the termination of such employment, including, without limitation, any claim for reinstatement, back or future pay, bonuses, commissions, fringe benefits, medical expenses, attorneys' fees and expenses, damages or consequential damages, including but not limited to any claim, complaint, charge or lawsuit under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, Executive Order 11246, the Massachusetts Fair Employment Act, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act and any other state, federal or municipal law statute, public policy, order or regulation affecting or relating to the claims or rights of employees, including any and all claims and suits in tort or contract. You hereby represent and warrant to Giga that you have no present knowledge of any facts and circumstances that may give rise to a claim against Giga or other Releasees.

         (b) With respect to any rights you may have under the Age Discrimination in Employment Act of 1967, which rights are being released under this Agreement and Release, you understand that you have 21 days to consider this Agreement and Release, which, if you choose to sign this document before the 21-day period expires, you hereby waive; that for a period of seven days following your execution of this Agreement and Release you may revoke it and your release as to such rights; that this Agreement and Release shall not become effective or enforceable as to the release of such rights until this seven-day revocation period has expired; and that Giga has no obligation to pay any sums or provide any benefits referred to in this Agreement and release, except those to which you are entitled under existing Giga policy, until it becomes effective or enforceable.

4. Confidentiality and Non-Disparagement: You agree to keep as confidential that the terms of this Agreement and Release and all facts and circumstances associated therewith. In addition, you agree that you will not act or assist any action to diminish or interfere with the Company's relationship with its employees, clients, or prospective clients, or the Company's goodwill. Notwithstanding the foregoing, you are permitted to share the details of this Agreement in confidence with your attorney.

5. Arrangement Not to Compete: You agree that you shall not, during your term of employment with Giga and throughout the period ending February 15, 1999, directly or indirectly, either as an employee, partner, officer, director or majority stockholder or in any other capacity: accept similar employment with or render similar services to any direct competitor of Giga in providing continuous information services to information
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         technology professionals (which include the Gartner Group, Inc.,
         META Group, Inc. and Forrester Research, Inc.).

6. Complete Agreement: You acknowledge that you have read and understood this Agreement and Release and have had the opportunity to seek the advice of your attorney upon request. This Agreement and Release sets forth the entire agreement and understanding between you and Giga concerning the matters specified above (but in no way limits your obligations under any other agreement between you and the Company). It may only be amended in writing signed by you and the Company.

7. This Agreement and Release is executed by both parties and delivered to you by hand on October 2, 1997.



AGREED:                                              By Giga Information Group:

_________________________________           ____________________________________
Jacques Bouvard                                      Henry Givray

_________________________________           ____________________________________
Printed Name Date                           President


_________________________________           ____________________________________
Witness                      Date                        Date



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